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                                    BY-LAWS
                                       OF
                             ARCADIA FINANCIAL LTD.
                                  (MINNESOTA)
                      AS RESTATED AND AMENDED ON 4/03/2000
                            ARTICLE I--STOCKHOLDERS

SECTION 1. PLACE OF MEETING: Meetings of the stockholders (whether annual or special) may be held at such place, within or without the state of its incorporation, as the board of directors or the president shall from time to time designate, provided, however, in the absence of such designation, meetings shall be held at the Associates Building, Irving, Texas.

SECTION 2. ANNUAL MEETING: The annual meeting of stockholders shall be held on the third Friday of February in each year. Should said day be a legal holiday, such annual meeting shall be held on the preceding regular business day. If, for any reason, the annual meeting be not held at the time aforesaid, the board of directors or the president shall fix another date for such meeting.

SECTION 3. NOTICE OF ANNUAL MEETING: The secretary shall mail, in the manner provided in Section 2 of Article V of these by-laws, or shall deliver, a written or printed notice of each annual meeting to each stockholder of record entitled to vote thereat, at least ten (10) days and not more than 60 days before the date of such meeting.

SECTION 4. PURPOSE OF ANNUAL MEETING: Annual meetings of stockholders shall be held for the purpose of electing directors and transacting such other business as may be properly presented thereat.

SECTION 5. SPECIAL MEETINGS: Special meetings of the stockholders may be held at any time upon the call of the board of directors or any two or more member thereof, or of the president, or of stockholders holding not less than one-tenth (1/10th) of the outstanding shares entitled, by the Articles of Incorporation and by the Minnesota Business Corporation Act, to vote on the business to be transacted thereat (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by stockholders holding not less than twenty-five percent (25%) of the voting power of all shares of the company entitled to vote).

SECTION 6. NOTICE OF SPECIAL MEETINGS: The person or persons calling a special meeting, or the secretary at their direction, shall mail, in the manner provided in Section 2 of Article V of these by-laws, or shall deliver, a written or printed notice thereof to each holder of outstanding shares entitled, by the Articles of Incorporation and by the Minnesota Business Corporation Act Law of the state of its incorporation, to vote on the business proposed to be transacted at such meeting, at least ten (10) days before the date of such meeting. Such notice shall specify the time and place thereof and the purpose or purposes for which such meeting was called.

SECTION 7. WAIVER OF NOTICE: Any stockholder may waive, in writing, notice of any meeting of stockholders. Presence of a stockholder, in person or by proxy, at any meeting of stockholders, shall constitute a waiver of notice thereof on the part of such stockholder.

SECTION 8. QUORUM: A majority of the shares of issued and outstanding capital stock entitled, by the Articles of Incorporation and by the Minnesota Business Corporation Act, to vote on the business proposed to be transacted at such meeting represented by the holders of record thereof, in person or by proxy, shall constitute a quorum for the transaction of business.

SECTION 9. VOTING RIGHTS: Shares which have been transferred on the books of the company after the record date of such meeting fixed by the board of directors (which date shall be not more than 60 days before the date of such meeting) shall not be entitled to vote at such meeting.

    At all stockholders' meetings, each share of common stock shall be entitled to one (1) vote.
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SECTION 10.  PROXIES:  Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy executed in writing by the stockholder or any authorized attorney in fact. All proxies shall be delivered to the secretary at or before the time of such meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

SECTION 11. ORDER OF BUSINESS: The order of business at the annual meeting and, so far as practical, at all other meetings shall be as follows:

    1.  Determination of shares present.

    2.  Reading and disposal of any unapproved minutes.

    3.  Reports of officers and committees, if any.

    4.  Election of directors.

    5.  Unfinished business.

    6.  New business.

                             ARTICLE II--DIRECTORS

SECTION 1. NUMBER AND ELECTION: The number of directors of this company shall be three (3) provided, however, however, that such number may be increased or decreased from time to time by resolution of the board of directors adopted by the vote of a majority of the then number of directors, or by a majority vote of the stockholders, but in no case shall the number be less than one (1). Each director shall be elected each year by a majority vote of the stockholders present in person or by proxy at the annual meeting of stockholders each year and shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

SECTION 2. PLACE OF MEETING: Meetings of the board of directors of this company may be held at such place, either within or without the state of its incorporation, as may from time to time be designated by the president, or by agreement in writing of not less than a majority of the directors, or upon the unanimous consent of the members of the board of directors. In the absence of any such designation, the meeting shall be held at the Associates Building, Irving, Texas.

SECTION 3. REGULAR MEETINGS: Regular meetings of the board of directors shall be held immediately after each annual meeting of stockholders and at such other times as may from time to time be fixed by resolution of the board of directors. Notice need not be given of regular meetings of the board of directors.

SECTION 4. SPECIAL MEETINGS: Special meetings of the board of directors may be held at any time upon the call of the president, or of a majority of the board of directors, or without notice upon the unanimous consent of the members of the board.

SECTION 5. NOTICE OF SPECIAL MEETINGS: The person or persons calling a special meeting, or the secretary, at their direction, shall do so by oral, telegraphic or written notice duly delivered to each director not less than four (4) days before such meeting. Notice of any special meeting need not specify the purpose thereof.

SECTION 6. WAIVER OF NOTICE: Any director may waive, in writing, notice of any meeting of the board of directors. The presence of a director at any meeting of the board of directors shall constitute a waiver of notice thereof on the part of such director.

SECTION 7. QUORUM: A majority of the duly elected and qualified directors then holding such positions shall constitute a quorum for the transaction of business.

SECTION 8. VACANCIES: If permitted by law, any vacancy occurring in the board of directors caused by death, resignation, increase in number of directors or otherwise need not be filled unless such vacancy reduces the number of remaining directors to less than three (3), or in the alternative such vacancy may be filled by a majority vote of the then remaining members of the board, though less than a quorum, and any
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director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

SECTION 9. ORDER OF BUSINESS: The regular order of business of the meetings of directors, so far as practical, shall be as follows:

    1.  Reading and disposal of unapproved minutes.

    2.  Reports of officers and committees.

    3.  Unfinished business.

    4.  New Business

                             ARTICLE III--OFFICERS

SECTION 1. OFFICERS: The officers of the company shall consist of the president, who shall exercise the functions of chief executive officer, the secretary, the treasurer, who shall exercise the functions of the chief financial officer, the controller, and such vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers and other officers as may from time to time be elected by the board of directors or appointed by the president as provided herein. Any two or more offices may be held by the same person, excepting that the duties of the president and secretary shall not be performed by one person.

SECTION 2. ELECTION: At the first meeting after their election the board of directors shall elect annually the officers enumerated in Section 1 of this Article to hold office until the regular meeting of directors following the next annual meeting of the stockholders and until others are elected and shall have qualified in their stead, excepting as in this Article otherwise provided.

SECTION 3. APPOINTMENT: The president may, from time to time, designate and appoint any officers as may be necessary or desirable and define the duties thereof. Such persons shall hold office until the regular meeting of the board of director following the next annual meeting of the stockholders, excepting as in this Article otherwise provided.

SECTION 4. PRESIDENT: The president shall be a director. He shall exercise the functions of chief executive officer. He shall preside at all meetings of stockholders and at all meetings of the board of directors. As chief executive office he shall have general supervision of the affairs of the company. He is charged with the responsibility for the prudential affairs of the company and for the maintenance of harmony and accord and may at his discretion discharge any and all officers, excepting any officer who is also a director, and appoint their successors who shall hold office until the next meeting of the board of directors. He shall also perform all such other duties as are incidental to his office or properly required of him by the board of directors.

SECTION 5. VICE PRESIDENT: Each vice president shall have general supervision of those affairs of the company designated for his attention by the president and such other officer or officers to whom he is directly responsible and may employ and discharge subordinate officers, employees, clerks and agents under his supervision. Each vice president shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

SECTION 6. SECRETARY: The secretary shall keep full and accurate minutes of the meetings of stockholders and of the board of directors in the proper record book of the company provided therefor, give due notice of all annual meetings of stockholders and of all special meetings of stockholders and the board of directors on proper call therefor being filed with him. He shall have custody of the seal of the company, if any, and shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

SECTION 7. TREASURER: The treasurer shall exercise the functions of the chief financial officer. He shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.
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SECTION 8.  CONTROLLER:  The controller shall keep and maintain the books of account of the company in such manner that they fairly present the financial condition of the company and its subsidiaries. The controller shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

SECTION 9. ASSISTANT VICE PRESIDENTS; ASSISTANT SECRETARIES; ASSISTANT TREASURERS AND OTHER SUBORDINATE OFFICERS: Each assistant vice president, assistant secretary, assistant treasurer and other subordinate officers shall perform such duties as may be incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

SECTION 10. VACANCIES: A vacancy in any office filled by election of the board of directors existing at the time of any meeting of the board of directors may be filled by the board of directors by the election of a new officer who shall hold office, subject to the provisions of this Article, until the regular meeting of the board of directors following the next annual meeting of stockholders and until his successor is elected and qualified.

SECTION 11. REMOVAL OR DISCHARGE: Any officer may be removed or discharged by action of the board of directors. The employment of all officers shall be for an indefinite time terminable at will.

                           ARTICLE IV--CAPITAL STOCK

SECTION 1. CERTIFICATE OF STOCK: Each stockholder of the company whose stock has been paid in full shall be entitled to a certificate or certificates showing the amount of stock of the company standing on the books in his or her name. Each certificate of stock shall be numbered and bear the manual or facsimile signatures of the president, or a vice president and secretary or assistant secretary.

SECTION 2. FORM OF CERTIFICATE: The form of stock certificate shall be as prescribed from time to time by resolution of the board of directors.

SECTION 3. RECORD HOLDER OF SHARES: The company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the state of its incorporation. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

SECTION 4. LOST STOCK CERTIFICATE: In case of loss or destruction of a certificate of stock, a new certificate shall be issued upon satisfactory proof of such loss or destruction and the giving of security by bond, or the giving of security otherwise satisfactory to the board of directors or the president.

                            ARTICLE V--MISCELLANEOUS

SECTION 1. FISCAL YEAR: The fiscal year of the company shall be the calendar year.

SECTION 2. MAILING OF NOTICES: Mailing of notices to stockholders or directors shall be by depositing the same in a post office or letter box in a postpaid sealed wrapper, addressed to such stockholder or director at his, her or its address, as the same appears on the books of the company. Such notice shall be deemed to be given at the time when the same shall be thus mailed.

SECTION 3. CORPORATE SEAL: The corporate seal of the company, if any, shall be in such form as the board of directors shall from time to time prescribe.

SECTION 4. CONSENT IN LIEU OF MEETING: If permitted by law, any action required or permitted to be taken at any meeting of the stockholders, or of the board of directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all stockholders, or members of the board of directors, or of any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the company.
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                             ARTICLE VI--AMENDMENTS

    These by-laws may be amended or repealed at any meeting of the board of directors by a vote of a majority of all members of the board of directors then elected and qualified; provided, however, that such power, having been conferred upon the board of directors, shall not divest the stockholders of the power to adopt, amend or repeal by-laws. The power to make, alter and repeal that portion of the by-laws relating to the establishment of a quorum at stockholder meetings, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications or terms of office, shall be reserved to the stockholders. The board of directors shall have the power to adopt or amend a by-law that increases the number of directors.

                          ARTICLE VII--INDEMNIFICATION

    The company shall indemnify, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521, the following persons: (a) officers and former officers; (b) directors and former directors; (c) members and former members of committees appointed or designated by the board of directors; and
(d) employees and former employees of the company. The company shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the board of directors. This Article VII is for the sole and exclusive benefit of the persons designated herein and no person, firm or entity shall have any rights under this
Article VII by way of assignment, subrogation or otherwise and whether voluntarily, involuntarily or by operation of law.